Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO INTENTIONALLY OMITTED]

Contacts:

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

HAIN CELESTIAL ANNOUNCES THE STRATEGIC ACQUISITION

OF DANIELS GROUP, A LEADING MARKETER AND MANUFACTURER

OF CHILLED FOODS IN THE UNITED KINGDOM

Raises Annual Guidance by $0.13 Per Diluted Share

Melville, NY, October 25, 2011—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today announced the acquisition of Daniels Group (“Daniels”) in the United Kingdom.

Daniels is a leading marketer and manufacturer of natural chilled foods in the United Kingdom with three leading brands—New Covent Garden Soup Co.® brand, the No. 1 fresh chilled soup brand; the Johnson’s Juice Co.® brand, the No. 1 fresh squeezed orange juice brand; and Farmhouse Fare® brand, the No. 1 brand of traditional hot eating desserts. Daniels also offers fresh prepared fruit products and chilled ready meals. In the United Kingdom, the chilled/fresh category represents over 50% of food sales and is the fastest-growing category in the grocery sector. Daniels’ product offerings are sold at all major supermarkets and select foodservice outlets throughout the United Kingdom.

“We are extremely excited about the Daniels portfolio becoming part of Hain Celestial. We believe the addition of these category-leading brands and products along with our Linda McCartney® and Daily Bread™ brands will create a powerhouse in the fresh and frozen natural sector in the United Kingdom. We believe the acquisition will also provide us with scale in our international operations to allow us to introduce some of our existing global brands, including Rice Dream®, Celestial Seasonings®, Earth’s Best®, Terra Chips® and Sensible Portions®, in a more meaningful way in the marketplace,” stated Irwin D. Simon, President and Chief Executive Officer of Hain Celestial.

“The strategic acquisition of Daniels extends Hain Celestial’s presence into one of the fastest-growing healthy food segments in the United Kingdom with a solid leadership position and platform for the growth of our combined operations. We will also look to expand the distribution of certain Daniels brands throughout the rest of Europe utilizing our European-based sales organization. Our momentum with consumers continues in the natural and organic sector as we experience favorable growth trends across our branded portfolio in the United States, Canada, and Europe, including the United Kingdom,” continued Irwin Simon.

“The Daniels acquisition comes with a very strong management team led by Rob Burnett, who has over 20 years of experience managing food businesses in the United Kingdom. Rob and his team have been instrumental in more than tripling the Daniels business since 2002,” said Irwin Simon. Rob Burnett will become Chief Executive Officer—Hain Celestial United Kingdom, reporting to Irwin Simon.

“Over the years we have focused on the long-term growth of our products in the chilled category by investing in our brands with new product innovation and building customer loyalty,” commented Rob Burnett. “With a consistent track record of delivering superior growth and profitable returns, we look forward to additional opportunities as part of Hain Celestial to leverage our footprint and expand into adjacent categories with their market-leading natural and organic brands.”

“With Daniels’ experienced management team and their in-depth knowledge of the fresh, chilled and frozen food categories in the United Kingdom, we expect to leverage Daniels’ market position and distribution. We think there is a lot of opportunity to bring Daniels expertise in fresh soups and desserts to the United States for consumers looking for fresh, natural soups instead of canned soups,” commented Irwin Simon.

In the United Kingdom, the New Covent Garden Soup Co. brand created the fresh chilled soup category and maintains a commanding leadership position with its natural soup recipes and product innovation. Johnson’s Juice Co. brand is the largest producer of natural fresh squeezed juice and a leading manufacturer of smoothies. Daniels is also a leader in premium traditional hot eating desserts with its Farmhouse Fare brand and its newly launched Love Tub® brand, both consisting of small batch production of premium desserts.

Daniels manufactures its products in six facilities in the United Kingdom and is headquartered in Leeds. Over the next year, the Company expects to achieve synergies in consolidating its business activities including purchasing and procurement and warehousing and distribution. To support Daniels’ growth and potential capacity constraints, the Company expects to increase utilization of its Fakenham and Luton facilities.

Daniels Group generated sales of approximately $280 million in its last fiscal year. Consideration in the transaction, which closed today, consisted of cash at closing amounting to approximately $230 million, which is net of a preliminary working capital adjustment. Cash used in the transaction was drawn under the Company’s existing credit facility. Daniels was previously owned by SATS Ltd., a leading provider of gateway services and food solutions in Singapore, which is listed on the Singapore Exchange.

Fiscal Year 2012 Outlook

The Company updated its annual guidance to reflect the Daniels acquisition and its recent acquisition of Europe’s Best® in Canada. Before reflecting any synergies, the Company expects to achieve:

•	Net sales of $1.455 billion to $1.480 billion in sales
•	Earnings of $1.63 to $1.73 per diluted share

Guidance is provided on a non-GAAP basis and therefore excludes acquisition and integration expenses that may be incurred, which the Company will identify when it reports its financial results. Historically, the Company’s and Daniels’ sales and earnings have been strongest in the second and third quarters. The Company will report its first quarter fiscal year 2012 earnings results on November 1, 2011.

Webcast

Hain Celestial will host a conference call and webcast at 11:00 AM Eastern Time today to discuss the acquisition. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Linda McCartney®, Daily Bread™, Lima®, Danival®, GG UniqueFiber®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Earth’s Best TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “continue,” “expect,” “expected,” “look forward,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “looking” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward looking statements. These forward-looking statements include the Company’s expectations relating to (i) the acquisition of Daniels being accretive to the Company’s earnings in fiscal year 2012; (ii) the Company’s plans to expand existing brands and product distribution and enter into new categories; (iii) the Company’s ability to achieve synergies; and (iv) the Company’s guidance for net sales and earnings per diluted share in fiscal year 2012. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2012 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2012 and its positioning for the future; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2011. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.